EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

As of September 13, 2010, we have one wholly-owned subsidiary:  Sunlogic Energy Corporation.  The entity is incorporated in Panama City, Republic of Panama.

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